EXHIBIT 23.2
DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
February 28, 2008
Superior Energy Services, Inc.
1105 Peters Road
Harvey, LA 70058
Ladies and Gentlemen:
          We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Appraisal Report as of December 31, 2007 on Certain Properties owned by SPN Resources, LLC” (our Report) in “Part 1, General Business Description, Oil and Natural Gas Reserves” and in the “Notes to the Consolidated Financial Statements” portion of the Annual Report on Form 10-K of Superior Energy Services, Inc. for the year ended December 31, 2007. SPN Resources, LLC is a wholly owned subsidiary of Superior Energy Services, Inc. In addition, we hereby consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Superior Energy Services, Inc.’s Registration Statements on Form S-3 (Registration Nos. 333-123442, No. 333-35286 and 333-142532), and on Form S-8 (Registration Nos. 333-125316, 333-116078, 333-101211, 333-33758, 333-43421, 333-12175, 333-136809, 333 -146237 and 333-144394).

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON